EXHIBIT 6


                                CSW CREDIT, INC.
                        ALLOWED RETURNS ON COMMON EQUITY
                                 MARCH 31, 1997




                                                                        ALLOWED
                                                                        RETURN


             CPL
                - RETAIL                                                 11.750%
                - WHOLESALE                                              12.390%

             PSO
                - RETAIL                                                 11.000%
                - WHOLESALE                                              12.390%

             SWEPCO
                - ARKANSAS                                               14.600%
                - LOUISIANA                                              14.500%
                - TEXAS                                                  15.700%
                - WHOLESALE                                              12.390%

             WTU
                - RETAIL                                                 11.375%
                - WHOLESALE                                              12.390%